EXHIBIT 99.1

CIRCOR Acquires Critical Flow Solutions

Provider of Severe-Service Valves with Significant Aftermarket Sales.
Acquisition Expands Presence in Downstream O&G.
Company to Host Conference Call Today at 10:00 am ET.

Burlington, MA - October 13, 2016 CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for markets including oil & gas, power generation and aerospace & defense, today announced that it has signed a definitive agreement to acquire Critical Flow Solutions (CFS) for $210 million. The Utah-based company manufactures critical severe-service equipment for refining operations. CFS recorded revenue of approximately $120 million with EBITDA margins over 20% for the fiscal year ended June 30, 2016. The acquisition is anticipated to close shortly and become accretive in the first 12 months of combined operations. CIRCOR plans to use its existing credit facility to finance the acquisition.

“We are very excited to welcome the CFS team to CIRCOR,” said Scott Buckhout, President and Chief Executive Officer of CIRCOR International. “This acquisition diversifies CIRCOR’s revenue base as we further penetrate the stable downstream refining market. CFS brings an impressive portfolio of high technology valves and automation equipment for severe-service applications. CFS generates strong margins due to its unique technology, large installed base, and high proportion of aftermarket sales.”

This transaction is expected to:

•	Add differentiated technology and leading positions in niche markets with high barriers to entry;

•	Broaden CIRCOR’s revenue base by expanding its presence in the stable downstream refining end market;

•	Provide earnings accretion with strong margins;

•	Increase exposure to high margin aftermarket sales to support a large installed base; and

•	Offer opportunities for significant cost synergies.

“CFS has highly differentiated products, strong patent protection, and an excellent track record of developing and commercializing new products,” added Buckhout. “We look forward to working with the CFS team to continue providing excellent service to our customers and capitalize on the growth opportunities in this market.”

Critical Flow Solutions delivers a range of products and services to the petroleum refining industry. The DeltaValve brand is the market leader and offers solutions for the delayed coking process in refineries. The TapcoEnpro brand provides market leading solutions for the fluid catalytic cracking process in refineries. CFS has a total of approximately 200 employees at its Salt Lake City, Utah headquarters, Houston, Texas facilities and Barnsley, UK service center. CIRCOR expects to operate the newly acquired business as part of the Energy Group.

CIRCOR plans to discuss the acquisition of Critical Flow Solutions on a conference call today at 10:00 a.m. ET. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived on the Company’s website for one year.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including the performance of the Critical Flow Solutions acquisition. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets highly engineered products and sub-systems for markets including oil & gas, power generation and aerospace & defense. CIRCOR has a diversified product portfolio with recognized, market-leading brands that fulfill its customers’ unique application needs. The Company’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top industry talent. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Rajeev Bhalla
Executive Vice President and Chief Financial Officer
781-270-1210